Exhibit 32.1

Certification pursuant to

Securities Exchange Act Rule 13a-14(b) or Rule 15d-14(b)

I, John A. Ciccarelli, Chairman of the Board of Directors, President, and Chief Executive Officer of Dayton Superior Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

The Quarterly Report on Form 10-Q of the Company for the period ending April 1, 2005 (the “Periodic Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 16, 2005

/s/John A. Ciccarelli

John A. Ciccarelli Chairman of the Board of Directors, President, Chief Executive Officer